Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder — Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (877) 280-4958, Passcode 37441573. International Callers Dial-In: (857) 244-7315, Passcode 37441573 (10 minutes before the call). Webcast: http://investor.bankrate.com/

BANKRATE ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS

NEW YORK, NY – April 30, 2013

($ in millions, except per share amounts)
	Q1-13	Q1-12	Q4-12
Revenue	$108.4	$125.0	$93.2

Net Income
GAAP	2.2	10.2	0.3
Adjusted	12.2	18.7	5.8

Diluted Earnings per Share (EPS)
GAAP	$0.02	$0.10	$0.00
Adjusted	$0.12	$0.18	$0.06

Adjusted EBITDA	28.4	37.8	17.9

Bankrate, Inc. (NYSE: RATE) today reported financial results for the first quarter ended March 31, 2013. Total revenue for the first quarter was $108.4 million compared to $125.0 million in the first quarter of 2012, a decrease of 13%. Net income for the quarter was $2.2 million or approximately $0.02 per fully diluted share, compared to net income of $10.2 million, or $0.10 per fully diluted share in the first quarter of 2012.

Adjusted EPS, as outlined in the attached reconciliation, were $0.12 for the first quarter of 2013, compared to Adjusted EPS of $0.18 for the first quarter of 2012, representing a decrease of 33%. Adjusted EBITDA, as outlined in the attached reconciliation, were $28.4 million, with a margin of 26%, in the first quarter of 2013 compared to $37.8 million, with a margin of 30%, in the first quarter of 2012, a decrease of 25%.

In its last conference call, the company predicted a sequential improvement from Q4 2012 to Q1 2013 as the insurance channel business bottomed out and began to grow again. In Q1 2013, revenue grew sequentially by 16%, adjusted EPS doubled and adjusted EBITDA grew by 59% over the prior quarter.

“We continue to see progress in the transition of our insurance channel to a higher-quality lead model, with our first sequential quarter over quarter growth since we began culling low performing lead sources a year ago,” said Thomas R. Evans, President and CEO of Bankrate, Inc. “Our banking and credit card verticals grew nicely, both showing double-digit growth over the same period last year,” Mr. Evans added.

2013 Annual Guidance

Consistent with the guidance that was provided in February, Bankrate expects revenue for the first half of 2013 to show a year-over-year decrease of 10% to 20% and the second half of the year to show an overall revenue increase of 10% to 20%. For the full year 2013, the Company expects revenue to be relatively flat compared to 2012 with an Adjusted EBITDA margin in the low to mid 20% range.

“We are maintaining our previous position on guidance and anticipate double-digit growth in the second half, especially as the current momentum in insurance continues,” Mr. Evans stated.

First Quarter 2013 Financial Highlights

•

Total revenue for the quarter was $108.4 million, a decrease of $16.6 million or 13% compared to $125.0 million in the first quarter of 2012. Sequentially, total revenue increased by $15.2 million or 16% compared to $93.2 million in the fourth quarter of 2012.

•

Adjusted EBITDA of $28.4 million in the first quarter decreased by $9.4 million or 25% compared to the first quarter of 2012. Sequentially, Adjusted EBITDA increased by $10.5 million or 59% compared to the fourth quarter of 2012.

•	Adjusted EPS of $0.12 in the first quarter decreased by $0.06 or 33% compared to the first quarter of 2012. Sequentially, Adjusted EPS increased by 100% versus the fourth quarter of 2012.

•	Display advertising, or CPM revenue, in the first quarter increased 12% compared to the same period last year and increased 9% sequentially.

•

Lead generation revenue, which consists of CPA and CPL revenue, decreased 18% compared to the first quarter 2012. The decline in revenue can be attributed to the Company’s strategic quality initiative in insurance whereby over the course of 2012, lower converting volume and lead sources were reduced. Sequentially vs. the fourth quarter of 2012, lead generation revenue increased by 18%.

•

Hyperlink, or CPC revenue, for the quarter decreased 5% compared to the same period last year, with the overall decline driven by a decrease in the Company’s insurance CPC product revenue as a result of the Company’s strategic quality initiative whereby lower converting click sources were reduced during 2012. Hyperlink revenue increased sequentially by 14% vs. the fourth quarter of 2012.

•	At the end of the first quarter, the Company’s leverage ratio to trailing Adjusted EBITDA was 0.9x on a net debt basis.

•

During the quarter, the Company saw strong growth in revenue under its CARDMATCHTM product, which featured the latest enhancements to match visitors with targeted credit card offers. Through CARDMATCHTM consumers apply for cards that they are more likely to qualify for, and the Company’s credit card issuer partners benefit from higher converting consumer traffic.

•

The Company saw continued improvement in local insurance agent growth and in engagement for its high quality leads, which resulted in significant year over year improvements in match rates and monetization.

•

In continuing to execute on its mobile strategy, the Company launched new and improved iOS and Windows phone mortgage apps and is in the final stages of development of its latest tablet apps, which the Company expects to launch in Q2. Continued development of product and content for the mobile channel is a top priority for the Company, as more and more of Bankrate’s consumers are engaging on its platforms via mobile devices.

April 30, 2013 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (877) 280-4958, passcode 37441573. International participants should dial: (857) 244-7315, passcode 37441573. Please access at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning April 30, 2013 at 6:30 p.m. ET / 3:30 p.m. PT through May 7, 2013 at 11:59 p.m. ET / 8:59 p.m. PT. To listen to the replay, call (888) 286-8010 and enter the passcode: 70808623. International callers should dial (617) 801-6888 and enter the passcode: 70808623.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS, and Gross Margin excluding stock based compensation, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including, but not limited to, CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, InsuranceQuotes.com, CarInsuranceQuotes.com, AutoInsuranceQuotes.com, InsureMe.com, CreditCards.ca, and NetQuote.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of approximately 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing, on average, over three million pieces of information weekly. Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, CNN Money, CNBC and Comcast. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; interest rate volatility; technological changes; our ability to manage traffic on our websites and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; changes in application approval rates by our credit card issuer customers; our ability to successfully execute on our strategy, including without limitation our insurance quality initiative, and the effectiveness of our strategy; our ability to attract and retain executive officers and personnel; the impact of resolution of lawsuits to which we are a party; our ability to protect our intellectual property; the effects of facing liability for content on our websites; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in the United Kingdom and China and possible expansion to other international markets, in which we may have limited experience; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012. These documents are available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ In thousands, except per share data)

	(Unaudited)
	March 31,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$89,240	$83,590
Accounts receivable, net of allowance for doubtful accounts of $421 and $658 at March 31, 2013 and December 31, 2012	59,221	52,598
Deferred income taxes	3,763	3,763
Prepaid expenses and other current assets	11,040	13,691

Total current assets	163,264	153,642

Furniture, fixtures and equipment, net of accumulated depreciation of $14,471 and $12,851 at March 31, 2013 and December 31, 2012	10,716	10,024
Intangible assets, net of accumulated amortization of $141,189 and $128,366 at March 31, 2013 and December 31, 2012	381,378	382,732
Goodwill	602,398	602,173
Other assets	11,172	11,579

Total assets	$1,168,928	$1,160,150

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$7,524	$8,227
Accrued expenses	22,755	22,033
Deferred revenue and customer deposits	3,926	3,861
Accrued interest	4,860	10,588
Other current liabilities	19,056	6,399

Total current liabilities	58,121	51,108

Deferred income taxes	64,482	64,482
Senior secured notes, net of unamortized discount	194,033	193,943
Other liabilities	20,013	22,466

Total liabilities	336,649	331,999

Commitments and contingencies

Stockholders’ equity
Common stock, par value $.01 per share - 300,000,000 shares authorized at March 31, 2013 and December 31, 2012; 100,097,969 shares issued at March 31, 2013 and December 31, 2012; 100,047,441 shares outstanding at March 31, 2013 and December 31, 2012	1,000	1,000
Additional paid-in capital	845,634	843,393
Accumulated deficit	(13,081)	(15,264)
Less: Treasury stock, at cost - 50,528 shares at March 31, 2013 and December 31, 2012	(591)	(591)
Accumulated other comprehensive loss	(683)	(387)

Total stockholders’ equity	832,279	828,151

Total liabilities and stockholders’ equity	$1,168,928	$1,160,150

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

($ In thousands, except per share data)

	(Unaudited)
	Three months ended
	March 31,	March 31,	December 31,
	2013	2012	2012
Revenue	$108,448	$125,020	$93,244
Cost of revenue (excludes depreciation and amortization)	36,039	40,278	30,788

Gross margin	72,409	84,742	62,456

Operating expenses:
Sales	3,787	3,939	4,037
Marketing	26,232	31,250	28,435
Product development	4,492	4,424	4,371
General and administrative	11,700	9,982	9,962
Legal settlements	—	62	(24)
Acquisition, offering and related expenses and related party fees	—	197	(32)
Depreciation and amortization	14,511	11,769	14,395

	60,722	61,623	61,144

Income from operations	11,687	23,119	1,312

Interest and other expenses, net	6,530	6,437	6,494
Change in fair value of contingent acquisition consideration	1,149	43	(4,785)

Income before income taxes	4,008	16,639	(397)
Income tax expense	1,825	6,488	(741)

Net income	$2,183	$10,151	$344

Basic and diluted net income per share:
Basic	$0.02	$0.10	$0.00
Diluted	0.02	0.10	0.00
Weighted average common shares outstanding:
Basic	100,047,441	99,879,865	100,097,969
Diluted	100,053,107	101,712,071	100,101,578

Comprehensive income	$1,887	$10,303	$358

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (unaudited)

($ in thousands, except per share data)

	(Unaudited)
	Three months ended
	March 31,	March 31,	December 31,
	2013	2012	2012
Revenue	$108,448	$125,020	$93,244

Gross margin excluding stock-based compensation (1)	$72,537	$84,951	$62,584

Gross margin excluding stock-based compensation %	66.9%	67.9%	67.1%

Adjusted EBITDA (2)	$28,439	$37,845	$17,929

Adjusted EBITDA margin	26.2%	30.3%	19.2%

Adjusted net income (3)	$12,158	$18,714	$5,798

Adjusted EPS	$0.12	$0.18	$0.06

Common shares outstanding:	100,053,107	101,712,071	100,101,578

(1) Gross margin excluding stock-based compensation represents gross margin plus stock-based compensation classified as cost of revenue.

Reconciliation of gross margin excluding stock-based compensation
Gross margin	$72,409	$84,742	$62,456
Stock-based compensation	128	209	128

Gross margin excluding stock-based compensation	$72,537	$84,951	$62,584

(2)    Adjusted EBITDA represents income from operations adjusted to exclude legal settlements; acquisition, offering and related expenses and related party fees; stock-based compensation; and depreciation and amortization expense.

Reconciliation of adjusted EBITDA
Income from operations	$11,687	$23,119	$1,312
Legal settlements	—	62	(24)
Acquisition, offering and related expenses and related party fees	—	197	(32)
Stock-based compensation (5)	2,241	2,698	2,278
Depreciation and amortization	14,511	11,769	14,395

Adjusted EBITDA	$28,439	$37,845	$17,929

(3)    Adjusted net income adds back change in fair value of contingent acquisition consideration due to change in estimate; legal settlements; acquisition, offering and related expenses and related party fees; stock-based compensation; and amortization, net of tax.

Reconciliation of adjusted net income
Income before income taxes	$4,008	$16,639	$(397)
Change in fair value of contingent acquisition consideration due to change in estimate (4)	132	—	(5,816)
Legal settlements	—	62	(24)
Acquisition, offering and related expenses and related party fees	—	197	(32)
Stock-based compensation (5)	2,241	2,698	2,278
Amortization	13,550	11,082	13,496

Adjusted income before tax	19,931	30,678	9,505
Income tax (6)	7,773	11,964	3,707

Adjusted net income	$12,158	$18,714	$5,798

(4) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.

Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$1,149	$43	$(4,785)
Less: Change in fair value due to passage of time	1,017	43	1,031

Change in fair value of contingent acquisition consideration due to change in estimate	$132	$—	$(5,816)

(5) Stock-based compensation is recorded in the following line items:

Cost of revenue	$128	$209	$128
Sales	344	415	353
Marketing	264	285	271
Product development	325	488	341
General and administrative	1,180	1,301	1,185

Total stock-based compensation expense	$2,241	$2,698	$2,278

(6)	Assumes 39% income tax rate.